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                                                                    Exhibit 3.53

                                    WISCONSIN

                            ARTICLES OF INCORPORATION

                                       OF

                          PLAYBOY CLUB OF GENEVA, INC.

                                      * * *

          The undersigned, being natural persons of the age of twenty-one years or more, for the purpose of forming a corporation under the Wisconsin Business Corporation Law, do hereby adopt the following Articles of Incorporation:

                                   ARTICLE ONE

                         The name of the corporation is

                          PLAYBOY CLUB OF GENEVA, INC.

                                   ARTICLE TWO

         The period of existence of the corporation shall be perpetual.

                                  ARTICLE THREE

          The purpose or purposes for which the corporation is organized are:

          To establish, build, purchase, lease, acquire, own, hold, maintain, improve, use, manage and operate and to franchise others to operate supper clubs, restaurants and eating places of all kinds; to manufacture, purchase, acquire, own, hold, use, deal in, sell and dispose of foods, beverages, condiments, confections, provisions, tobaccos [not legible] of all kinds and any articles, materials, ingredients, products, machinery, equipment and property related or incidental thereto or suitable, necessary or convenient

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in connection therewith; and to build, purchase, lease, acquire, own, hold, maintain, improve, use, manage and operate hotels, motels, golf courses, offices, stores, store-houses, commissaries, buildings, structures, works and properties used for or in connection with any business of the corporation.

          The corporation may also engage in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law.

                                  ARTICLE FOUR

          The aggregate number of shares which the corporation shall have authority to issue is one hundred (100) of the par value of Ten Dollars ($10.00) each.

                                  ARTICLE FIVE

          The address of its initial registered office in the State of Wisconsin is 900 Gay Building, 16 North Carroll Street, Madison 3, and the name of its initial registered agent at such address is C T Corporation System.

                                   ARTICLE SIX

          The number of directors of the corporation may be fixed by the by-laws but shall not be less than three (3).

                                  ARTICLE SEVEN

          The name and address of each of the incorporators forming the corporation are:

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
   NAME                                    ADDRESS
   ----                                    -------
D. T. Witter                         208 South LaSalle Street
                                     Chicago, Illinois

D. L. Hannum                         208 South LaSalle Street
                                     Chicago, Illinois

H. G. Yost                           208 South LaSalle Street
                                     Chicago, Illinois

          IN WITNESS WHEREOF, we have hereunto set our hands, this twenty-second day of July, A. D., 1965.

                                           /s/ D. T. Witter
                                           ------------------------------------
                                                          D. T . Witter

                                           /s/ D. L. Hannum
                                           ------------------------------------
                                                          D. L. Hannum

                                           /s/ H. G. Yost
                                           ------------------------------------
                                                          H. G. Yost

STATE OF ILLINOIS
                      SS:
COUNTY OF COOK

          Personally came before me this twenty-second day of July A. D., 1965, the above named D. T. Witter, D. L. Hannum and H. G. Yost to me known to be the persons who executed the foregoing instrument, and acknowledged the same.


                                           /s/ Lillian Arndt
                                           ------------------------------------
                                                         Notary Public

(NOTARIAL SEAL)

                                        My Commission Expires: July 18, 1969

                                        3
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RESOLVED, That the name of Playboy Club of Geneva, Inc. be changed to Playboy of
Lyons, Inc. by amending Article One of the Articles of Incorporation, so that as amended it shall read as follows:

                         The name of the corporation is

                             PLAYBOY OF LYONS, INC.

RESOLVED, that Article Three of the Articles of Incorporation of Playboy Club of Geneva, Inc. be amended, by adding the following as additional purposes of the said corporation:

          The corporation shall, as one of its primary purposes, hold, own, control and utilize liquor, intoxicating beverage, and all other appropriate licenses and permits for the operation of restaurants, taverns, nightclubs, cabarets, inns, hotels, and resorts, in the State of Wisconsin and elsewhere, and the carrying out of the other functions set forth in this Article Three.

The undersigned officers of PLAYBOY CLUB OF GENEVA, INC.

_______________________________________________________________________certify
                    (Use correct and complete corporate name)

     1. The foregoing amendment of the articles of incorporation of said corporation was consented to in writing by the holders of all shares entitled to vote with respect to the subject matter of said amendment, duly signed by said shareholders or in their names by their duly authorized attorneys. (See instruction 2)

Classes of shares      Number of shares   Number entitled      Number voted
                          outstanding         to vote        For       Against
Common                         10               10            10         -0-

Preferred                     NONE

     3.  (See instruction 6)

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     4.  The original articles of incorporation were recorded with the register of deed of Dane county, Wisconsin in Vol. 430 And Page 18

Dated and seal (if any) affixed this 31st day of January 1968.


                                               /s/ Robert F. Lehman
                                               -----------------------------
                                               Robert F. Lehman, President

(Affix seal or state that there is none)

                                               /s/ William L. Seymour
                                               -----------------------------
                                               William L. Seymour, Secretary

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                               ARTICLES OF MERGER
                                     MERGING
                        PLAYBOY CLUB OF LAKE GENEVA, INC.
                             A DELAWARE CORPORATION
                                      INTO
                             PLAYBOY OF LYONS, INC.
                             A WISCONSIN CORPORATION

          The undersigned corporations, pursuant to Section 180.68 of the Wisconsin Business Corporation Law, hereby execute the following articles of merger:

          FIRST:    The names of the corporations proposing to merge and the
names of the States under the laws of which such corporations are organized, are Playboy Club of Lake Geneva, Inc.. a Delaware corporation, and Playboy of Lyons, Inc., a Wisconsin corporation.

          SECOND:   The laws of Delaware, the State under which Playboy Club of
Lake Geneva, Inc., the foreign corporation is organized, permit such merger.

          THIRD:    The name of the surviving corporation shall be Playboy of
Lyons, Inc. and it shall be governed by the laws of the State of Wisconsin.

          FOURTH:   The plan of merger is as follows:

          1. Playboy Club of Lake Geneva, Inc. shall be merged into Playboy of Lyons, Inc. pursuant to Section 180.68 of the Wisconsin Business Corporation Law, and Section 253 of the General Corporation Law of the State of Delaware.

          2. Upon completion of the merger the separate existence of Playboy Club of Lake Geneva, Inc. shall cease. Simultaneously all the estate, property, rights, privileges, franchises, immunities and powers of Playboy Club of Lake Geneva, Inc. shall vest in and be held and enjoyed by Playboy of Lyons, Inc. and Playboy of Lyons, Inc. shall assume all the duties, liabilities and obligations of Playboy Club of Lake Geneva, Inc.

          3. As of the effective time of the merger, all of the outstanding shares of Common Stock of Playboy of Lyons, Inc. shall be deemed to be cancelled and redeemed.

          4. The Articles of Incorporation of Playboy of Lyons, Inc. shall be the Articles of Incorporation of the surviving corporation.

          5. The manner and basis of converting the shares of Playboy Club of Lake Geneva, Inc. into shares of Playboy of Lyons, Inc. shall be as follows: At the effective time of the merger, each share of Common Stock of Playboy Club of Lake Geneva, Inc., shall thereupon be converted into .040 of a share of Common Stock of Playboy of Lyons, Inc. No fractional shares shall be issued but the number of shares issued shall be rounded to the next higher whole number. Upon surrender to Playboy of

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Lyons, Inc. of the certificates for Playboy Club of Lake Geneva, Inc. Common
Stock the holder shall be entitled to receive certificates for the number of shares of Common Stock of Playboy of Lyons, Inc. represented by the certificates so surrendered. Until surrendered, each such certificate representing outstanding shares of Common Stock of Playboy Club of Lake Geneva, Inc. shall for all corporate and legal purposes represent the ownership of the number of shares of Playboy of Lyons, Inc. Common Stock into which such certificate is entitled to be converted pursuant hereto.

          6.   The effective time of the merger shall be September 15, 1981.

          FIFTH: As to each corporation, the number of shares outstanding, the number of shares entitled to vote, and the number and designation of the shares of any class or series entitled to vote as a class or series, are:

Name of Corporation     Total Number of       Total Number of      Designation of        Number of Shares
                        Shares Outstanding.   Shares Entitled to   Class or Series       of Such Class or
                                              vote.                entitled to vote as   Series (if any)
                                                                   a Class or Series
                                                                   (if any).
Playboy Club of Lake           2,500                 2,500         Not Applicable        Not Applicable
Geneva, Inc.

Playboy of Lyons, Inc.           100                   100         Not Applicable        Not Applicable

          SIXTH: As to each corporation, the number of shares voted for and against the plan, respectively, are:

Name of Corporation                   Total Shares Voted for              Total Shares Voted Against
Playboy Club of Lake Geneva, Inc.              2,500                                None

Playboy of Lyons, Inc.                           100                                None

          SEVENTH: All provisions of the laws of the State of Wisconsin and the State of Delaware applicable to the proposed merger have been complied with.

          IN WITNESS WHEREOF each of the undersigned corporations has caused these articles of merger to be executed at Chicago, Illinois, in its name by its president or vice president and secretary or assistant secretary, as of the 1st day of SEPTEMBER, 1981.

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                                         PLAYBOY CLUB OF LAKE GENEVA, INC.


                                         By    /s/ M.L. Huston
                                            ------------------------------------
                                                                       President

[Corporate Seal]
                                         By    /s/ Dale C. Gordon
                                            ------------------------------------
                                                             Assistant Secretary



                                         PLAYBOY OF LYONS, INC.


                                         By    /s/ Rober L. Lehman
                                            ------------------------------------
                                                                       President

[Corporate Seal]
                                         By    /s/ Gene A. Pahud
                                            ------------------------------------
                                                                       Secretary

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